UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 6, 2024

Date of Report (Date of earliest event reported)

Insight Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 East 91st Street New York, NY	10128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 751-9193

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	INAQU	The Nasdaq Stock Market, LLC
Class A Common Stock, par value $0.0001 per share	INAQ	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	INAQW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the Special meeting of stockholders held on December 6, 2024 (the “Special Meeting”), Insight Acquisition Corp. (the “Company”) filed a Fourth Amendment (the “Fourth Amendment”) to its Amended and Restated Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State on Decmber 6, 2024 to modify the terms and extend the period (the “Business Combination Period”) by which the Company has to consummate an initial business combination (the “Business Combination”) from December 7, 2024 to March 7, 2025.

The Fourth Amendment is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 6, 2024, the Company held the Special Meeting. On November 26, 2024, the record date for the Special Meeting, there were 6,519,080 shares of common stock of the Company entitled to be voted at the Special Meeting, consisting of 5,619,080 shares of Class A common stock and 900,000 shares of Class B common stock voting together as a single class (the “common stock”). At the Special Meeting there were 4,950,037 shares of common stock of the Company or 75.93 % of which were represented in person or by proxy.

Proposal No. 1. The Fourth Extension Amendment Proposal.

A proposal to amend (the “Fourth Extension Amendment”) the Company’s amended and restated certificate of incorporation, as amended (the “Charter”), to extend the Business Combination Period from December 7, 2024 to March 7, 2025 (the “Extended Termination Date”). Adoption of the Fourth Extension Amendment Proposal required approval by the affirmative vote of at least 65% of the Company’s outstanding shares of common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,950,037	0	0	0

The Fourth Extension Amendment Proposal was approved by the Company’s stockholders holding 4,950,037 shares or approximately 75.93% of the outstanding shares of common stock of the Company.

Item 8.01. Other Events.

In connection with the stockholders’ vote at the Special Meeting on December 6, 2024, 1 share was tendered for redemption.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
3.1	Fourth Amendment to the Insight Acquisition Corp.’s Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2024

INSIGHT ACQUISITION CORP.

By:	/s/ Michael Singer
Name:	Michael Singer
Title:	Executive Chairman and Chief Executive Officer

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